SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                 _______________________________
                            Form S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                         AMENDMENT NO. 1
                      ____________________

                    THE DOW CHEMICAL COMPANY
                    (a Delaware corporation)
              Executive Offices -- 2030 Dow Center
                     Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of registrant)

          I.R.S. Employer Identification No. 38-1285128
                      ____________________

       1993 TEXAS DIVISION PROFIT ENHANCING PROGRAM AWARD
                    (Full title of the plan)
                    _________________________

                          JOHN SCRIVEN
          Vice President, General Counsel and Secretary
                    THE DOW CHEMICAL COMPANY
                         2030 Dow Center
                     Midland, Michigan 48674

             (Name and address of agent for service)

                   Telephone:  (517) 636-1000
                      ____________________


                  DEREGISTRATION OF SECURITIES

The Registrant originally registered 75,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for issuance through the 1993 Texas Division Profit Enhancing Program Award (the "Plan") pursuant to Registration Statement No. 33-56136. After the Registration Statement became effective, eligible employees acquired 62,150 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 12,850 shares of the Stock.


Item 8.  EXHIBITS.

Exhibit No.                   Description of Exhibit

24                            Power of Attorney


                           SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 33-56136 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 17, 1998.


                              THE DOW CHEMICAL COMPANY
                                      (Registrant)


                              By:  /S/JOHN SCRIVEN
                                   John Scriven
                                   Vice President, General Counsel
                                   and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 33-56136 has been signed by the following persons in the capacities and on the dates indicated.



          *            Director and Vice
                       President
   A. A. Allemang

          *            Director
    J. K. Barton

          *            Director
   D. T. Buzzelli

          *            Director and
    A. J. Carbone      Executive Vice President


          *            Director and Vice
                       President
    F. P. Corson

          *            Director
   J. C. Danforth

          *            Director
     W. D. Davis


          *            Director
      M. L. Dow

          *            Director
    J. L. Downey

          *            Director
     E. C. Falla

          *            Director
   B. H. Franklin

          *            Director
    A. D. Gilmour


          *            Vice President and
                       Controller
     G. M. Lynch

          *            Director and
    M. D. Parker       Executive Vice President

          *            Director and
    F. P. Popoff       Chairman of the Board


          *            Director, Executive Vice
   J. P. Reinhard      President
                       and Chief Financial
                       Officer
          *
                       Director
    H. T. Shapiro

          *            Director, President and
 W. S. Stavropoulos    Chief Executive Officer

          *            Director
     P. G. Stern


*By: /S/JOHN SCRIVEN
     John Scriven
     Attorney-in-fact


Dated:  August 17, 1998


                          EXHIBIT INDEX


Exhibit No.  Description of Exhibit               Page Number

24           Power of Attorney.                       6-7